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                                                                 EXHIBIT 99.G-5B



                  DTE ENERGY COMPANY AND MCN ENERGY GROUP INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999


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

                                                                                                  PRO FORMA       PRO FORMA
                                                                        DTE           MCN        ADJUSTMENTS       COMBINED
                                                                    -----------   -----------    ------------    -----------
                                                                                          (MILLIONS)
                              ASSETS
Current Assets
     Cash and cash equivalents                                      $        54   $        30    $          -    $        84
     Restricted cash                                                        317             -               -            317
     Accounts receivable, net                                               534           301               -            835
     Accrued unbilled revenues                                              154            22               -            176
     Inventories
         Fuel                                                               148             -               -            148
         Gas                                                                  -           238             187            425
         Materials and supplies                                             160            15               -            175
     Other                                                                   87            82               -            169
                                                                    -----------   -----------    ------------    -----------
                                                                          1,454           688             187          2,329

Investments
     Nuclear decommissioning trust funds                                    337             -               -            337
     Other                                                                  229           763             (35)           957
                                                                    -----------   -----------    ------------    -----------
                                                                            566           763             (35)         1,294

Property
     Property, plant and equipment                                       11,688         3,816             195         15,699
     Property under capital leases                                          222             -               -            222
     Nuclear fuel under capital lease                                       662             -               -            662
                                                                    -----------   -----------    ------------    -----------
                                                                         12,572         3,816             195         16,583
     Less accumulated depreciation, depletion and amortization            5,507         1,688               -          7,195
                                                                    -----------   -----------    ------------    -----------
                                                                          7,065         2,128             195          9,388

Acquisition adjustment / goodwill                                             -             -           1,308          1,308

Regulatory Assets                                                         2,972            48               -          3,020

Other Assets                                                                259           429             300            988
                                                                    -----------   -----------    ------------    -----------

                           Total Assets                             $    12,316   $     4,056    $      1,955    $    18,327
                                                                    ===========   ===========    ============    ===========


               LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
     Accounts payable                                               $       215   $       291    $          -     $      506
     Dividends payable                                                       75             -               -             75
     Short-term borrowings                                                  296           371           1,372          2,039
     Current portion long-term debt                                         566           131               -            697
     Current portion capital leases                                          87             -               -             87
     Other                                                                  452           164              60            676
                                                                    -----------   -----------    ------------    -----------
                                                                          1,691           957           1,432          4,080

Other Liabilities
     Deferred income taxes                                                1,902             -             133          2,035
     Capital leases                                                         118             -               -            118
     Regulatory liabilities                                                 230           166             187            583
     Other                                                                  532           222              52            806
                                                                    -----------   -----------    ------------    -----------
                                                                          2,782           388             372          3,542

Long-Term Debt                                                            3,985         1,461               -          5,446

Preferred Stock of Subsidiaries                                               -           403               -            403

Shareholders' Equity
     Common stock                                                         1,950             1             997          2,948
     Additional paid-in capital                                               -           945            (945)             -
     Retained earnings (deficit)                                          1,908           (99)             99          1,908
                                                                    -----------   -----------    ------------    -----------
                                                                          3,858           847             151          4,856

            Total Liabilities and Shareholders' Equity              $    12,316   $     4,056    $      1,955    $    18,327
                                                                    ===========   ===========    ============    ===========
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